Exhibit 10.5

INDIRECT RESELLER AGREEMENT

Reseller Name:	EVVO Labs Pte Ltd

This Indirect Reseller Agreement, including the attached Terms and Conditions and Schedules (“Agreement”) is entered into by and between the party identified above (“Reseller”) and Imperva, Inc., a Delaware corporation (“Imperva”) as of the date of the last signature below (“Effective Date”). Under this Agreement, lmperva appoints Reseller as an authorized indirect reseller of the Products and Services in the Territory (as such terms are defined in Section 1 of the attached Terms and Conditions).

Territory:	Products:
Singapore	Imperva Software and Appliances Imperva Cloud Services

This Agreement has been executed by authorized representatives of each party.

RESELLER:		IMPERVA, INC.:

Signature:	/s/ JACK WONG	Signature:	/s/ Dale Brown

Name:	JACK WONG	Name:	Dale Brown

Title:	DEPUTY DIRECTOR	Title:	VP, Corporate Controller

Date:	04/08/2016	Date:	August 8, 2016

Reseller Notice Information:		Imperva Notice Information:

Address:	1 LORONG 2 TOA PAYOH,	Imperva, Inc.
	#04-05, YELLOW PAGES BUILDING,	3400 Bridge Parkway, Suite 200
	S319637.	Redwood Shores, CA 94065 U.S.A.
Attention:	JACK WONG	Attention: Legal Department
Email:	JACK@EVVOLABS.COM	Email: legal@imperva.com

Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016

INDIRECT RESELLER TERMS AND CONDITIONS

1.	Definitions

In this Agreement (except where the context otherwise requires) the following terms shall have the following meanings:

“Appliance” means the Imperva branded computer hardware on which the Software operates.

“Cloud Services” mean the subscription services listed on the cover page of this Agreement, including content, updates and upgrades thereto, offered by Imperva, and includes, without limitation, the ThreatRadar services, Skyfence services, and Incapsula services.

“Documentation” means the standard technical instructions and user’s guides, including updates thereto, regarding the specifications of the Products, whether in printed or electronic format, provided by Imperva with such Products.

“End User” means a customer in the Territory to whom Reseller sells Products and/or Services for use by such customer for internal business purposes only and not for resale.

“Imperva End User License Agreements” mean the then-current Imperva license and/or services agreements (or terms and conditions substantially similar to but no less restrictive than, as approved by Imperva) that set out the terms and conditions governing the use of the applicable Products. Imperva’s then current terms can be found at: http://www.imperva.com/other/1egal.html.

“Maintenance Services” mean Imperva’s services described in Imperva’s then-current Support and Maintenance Guide and Service Level Agreement (SLA) terms, as applicable, copies of which are available upon request.

“NFR Product” means the not-for-resale versions of Products.

“Open Source Software” means third party software that Imperva distributes with the Software pursuant to a license that requires, as a condition of use, modification and/or distribution of such software, that the software or other software combined and/or distributed with it be (i) disclosed or distributed in source code form; (ii) licensed for the purpose of making derivative works; or (iii) redistributable at no charge.

“Products” mean Appliances, Software or Cloud Services, as the case may be, and such other products or offerings as may be mutually agreed in writing between the parties.

“Professional Services” mean Imperva’s generally available implementation and installation services and training.

“Services” mean the Maintenance Services and Professional Services, as the case may be.

“Software” means Imperva’s or its licensors’ software (in object code format) or content, any updates or upgrades thereto provided to End User by Imperva and any Documentation pertaining thereto. Software may be delivered to End User on Appliances or on a standalone basis. The term “Software” does not include Open Source Software.

“Territory” means the geographical territory specified on the cover page of this Agreement.

“Trademarks” mean the trademarks and trade names used by Imperva (whether registered or unregistered) in connection with the Products and Services.

2.	Appointment

2.1 Conditioned on Reseller’s compliance with the terms of this Agreement, Imperva hereby appoints Reseller and Reseller accepts such appointment as an authorized, non-exclusive indirect reseller of the Products in the Territory.

2.2 Imperva grants Reseller a non-exclusive, non-transferable, revocable license, without right of sublicense, during the Term to market, offer, and distribute the Products in the Territory solely to End Users residing and taking delivery of the Products in the Territory, subject to the agreement of such End Users to the terms of the applicable Imperva End User License Agreement. Further, unless otherwise agreed under a mutually agreed upon federal addendum, Reseller may not resell to any U.S. federal government End User under this Agreement.

Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016

2.3 Imperva reserves the absolute right for any reason whatsoever to increase or decrease the number of resellers in or outside the Territory at any time without notice to Reseller and nothing in this Agreement shall restrict Imperva’s right to carry on its business and exploit any of its products or services in the Territory and elsewhere as it sees fit.

3.	Restrictions and Obligations of Reseller

3.1 Except as otherwise expressly provided for in this Agreement, Reseller will not (and will not allow any third party to): (i) decompile, disassemble, or otherwise reverse engineer the Products or attempt to reconstruct or discover any source code, underlying ideas, algorithms, file formats or programming interfaces of the Products by any means whatsoever (except and only to the extent that applicable law prohibits or restricts reverse engineering restrictions, in which case the Products may only be reverse engineered for purposes of achieving interoperability with other software programs, provided Reseller has previously requested in writing for Imperva to provide the information necessary to achieve interoperability and Imperva has not made such information available. Imperva has the right to impose reasonable conditions before providing such information); (ii) except as otherwise specifically provided under an applicable addendum, use the Products (or any portion thereof) for any type of production use purpose, including, but not limited to, data processing services, commercial time sharing, hosting, rental application, services provider or any similar sharing arrangement; (iii) modify any part of the Products, translate, create a derivative work of any part of the Products, or incorporate the Products into or with other software, except to the extent expressly authorized in writing by Imperva; (iv) remove or modify any proprietary notices, labels or marks on or in any copy of the Products; (v) publicly disseminate performance information or analysis (including, without limitation, benchmarks and performance tests) from any source relating to the Products; (vi) access the embedded database or any other embedded third party product with applications other than the Products; or (vii) use or copy the Products, in whole or in part, except as expressly allowed under this Agreement. Reseller agrees to promptly notify Imperva of any breaches of the restrictions set forth in this Section 3.1 of which Reseller becomes aware.

3.2 Reseller shall promote, market and distribute the Products using its best efforts to increase sales of the Products in the Territory.

3.3 Reseller shall designate both: (i) a technical contact, who shall be designated to be Imperva’s primary contact for all technical matters relating the Products and Product license keys; and (ii) a business contact, who shall be Imperva’s primary contact for all other day-to-day matters arising under this Agreement.

3.4 Imperva shall make available to Reseller training sessions for the Products at the then-current Imperva rates. Reseller agrees to comply with the training requirements of the then current Imperva PartnerSphere Program. Any costs incurred in the course of this training, such as travel and lodging expenses, shall be borne by Reseller. Such training will be provided by Imperva at a location domestic to Reseller.

3.5 Imperva reserves the right to delete products and services from the Product list set out on the cover page of this Agreement upon thirty (30) days prior written notice to Reseller.

3.6 Reseller shall ensure that End Users agree to the terms of the Imperva End User License Agreement applicable to the Products the End User is purchasing, and shall notify Imperva of any known breach of such terms. Reseller acknowledges that Software is licensed, and not sold, to End Users under the tenns of the Imperva End User License Agreements.

3.7 Open Source Software is copyrighted and licensed under the GPL/LGPL and other licenses. Copies of or references to those licenses are included with software in the “Help” section. Reseller may obtain the complete corresponding Open Source Software source code from Imperva for a period of three years after Imperva’s last shipment of the Software, by sending a request to Imperva.

Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016

3.8 For purposes of this Agreement, “commercial computer software’’ is defined at FAR 2.101. If acquired by or on behalf of a civilian agency, the U.S. Government acquires this commercial computer software and/or commercial computer software documentation and other technical data subject to the terms of the Agreement as specified in 48 C.F.R. 12.212 (Computer Software) and 12.211 (Technical Data) of the Federal Acquisition Regulation (“FAR”) and its successors. If acquired by or on behalf of any agency within the Department of Defense (“DOD”), the U.S. Government acquires this commercial computer software and/or commercial computer software documentation subject to the terms of the Agreement as specified in 48 C.F.R. 227.7202-3 of the DOD FAR Supplement (“DFARS”) and its successors. This U.S. Government End User Section 3.8 is in lieu of, and supersedes, any other FAR, DFARS, or other clause or provision that addresses government rights in computer software or technical data.

4.	Intellectual Property Rights; Branding

4.1 Except as provided in Section 4.2, all worldwide right, title and interest (including without limitation any intellectual property rights, related goodwill and confidential and proprietary information) in or to the Products, the Trademarks, Documentation and any training or other related materials shall remain with Imperva or its licensors and this Agreement shall not be construed as transferring any interest in them to Reseller. All rights in and to the Products not expressly granted to Reseller in this Agreement are reserved by Imperva and its licensors.

4.2 Title to the Appliance (except to the extent that such Appliance includes any embedded software) and risk of loss will pass to Reseller on Imperva’s delivery of the hardware to the carrier; provided however, that title to the Appliance shall not pass to the End User until the End User has agreed to and accepted the applicable Imperva End User License Agreement.

4.3 Reseller consents to Imperva using its name and logo to identify Reseller as a partner of Imperva. Any use shall be subject to Imperva complying with any guidelines that Reseller may deliver to Imperva from time-to-time regarding the use of its name and logo.

5.	Price, Orders, Delivery and Payment

5.1 For each Product ordered by Reseller, Reseller shall submit a purchase order to an authorized Imperva distributor.

5.2 Reseller shall promptly deliver to End Users Software activation keys that are provided by Imperva for such End Users, if applicable.

5.3 Reseller must, at its own risk and expense obtain any import license or other official authorization, and carry out all custom formalities, for the importation of the Products and for the transit of the Products through any other countries.

6.	Maintenance Services. Provided Reseller obtains a fully paid contract for Maintenance Services, Imperva will provide such services directly to the applicable End User. If End User does not purchase, terminates or does not renew Maintenance Services and subsequently requests Maintenance Services, End User must first pay the then-current Maintenance Services fee, plus all cumulative fees that would have been payable had End User initially purchased or not terminated Maintenance Services, before it will be entitled to receive Maintenance Services.

7.	Not for Resale Product. Imperva authorizes Reseller to acquire a reasonable quantity of NFR Products from authorized Imperva distributors. Imperva hereby grants to Reseller (subject to all restrictions set forth in this Agreement) a non-transferable, non-exclusive, revocable limited license to demonstrate such NFR Products to prospective End Users for the limited purpose of promoting the Products. Reseller may not distribute such NFR Products to any End User or to any third party, other than for purposes of an unpaid evaluation that does not exceed thirty (30) days and for which the End User has agreed to Imperva’s then current evaluation license terms (or terms and conditions substantially similar to but no less restrictive than such terms).

Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016

8.	Warranty

8.1 Imperva warrants each Product only to End Users, pursuant to the terms of the applicable Imperva End User License Agreement and no warranty is extended to Reseller or any third parties.

8.2 EXCEPT FOR THE WARRANTIES PROVIDED IN THE APPLICABLE IMPERVA END USER LICENSE AGREEMENT, THE PRODUCTS AND ANY SERVICES ARE PROVIDED “AS IS’ AND IMPERVA MAKES NO WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE. IMPERVA AND ITS SUPPLIERS MAKE NO WARRANTY THAT USE OF THE PRODUCTS OR SERVICES WILL BE UNINTERRUPTED, ERROR-FREE OR DEFECT-FREE, OR AVAILABLE AT ALL TIMES. IMPERVA HEREBY SPECIFICALLY DISCLAIMS, ON BEHALF OF ITSELF AND ITS SUPPLIERS, ALL IMPLIED WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW.

9.	Confidentiality

9.1 Each party agrees that all code, inventions, know-how, business, technical and financial information it obtains (“Receiving Party’’) from the other party to this Agreement (“Disclosing Party”) constitute the confidential property of the Disclosing Party (“Confidential Information”), provided that it is identified as confidential at the time of disclosure or should be reasonably known by the Receiving Party to be Confidential Information due to the nature of the information disclosed and the circumstances surrounding the disclosure. The Products, Documentation, pricing, technical information and other code, data, business or financial information of any type (including, without limitation, Imperva’s plans for new or enhanced products and services), provided by Imperva will be deemed to be trade secrets and Confidential Information of Imperva without any marking or further designation. Except as expressly authorized herein, the Receiving Party will hold in confidence all Confidential Information of the Disclosing Party and disclose such information only to its employees, contractors, legal or financial advisors, investors, or acquirers with a need to know, provided all such individuals are bound by professional duty or in writing (in advance) to confidentiality and non-use obligations with the Receiving Party with terms no less restrictive than the provisions in this Section 9.

9.2 The Receiving Party’s nondisclosure obligation will not apply to information which the Receiving Party can document: (i) was rightfully in its possession or known to it prior to receipt of the Confidential Information; (ii) is or has become public knowledge through no fault of the Receiving Party; (iii) is rightfully obtained by the Receiving Party from a third party without breach of any confidentiality obligation; or (iv) is independently developed by employees or contractors of the Receiving Party who had no access to such information. The obligations in Section 9.1 will not restrict either party from disclosing Confidential Information of the other party pursuant to the order or requirement of a court, administrative agency or other governmental body, provided that the party required to make such a disclosure gives reasonable written notice to the other party to contest such order or requirement. In addition, each party may disclose the terms and conditions of this Agreement as required under applicable securities laws, but such party will use all reasonable efforts to obtain confidential treatment to the maximum extent possible for the terms and conditions of this Agreement.

9.3 The Receiving Party acknowledges that disclosure of Confidential Information would cause substantial harm to the Disclosing Party that could not be remedied by the payment of damages alone and therefore that upon any such disclosure by the Receiving Party the Disclosing Party will be entitled to appropriate equitable relief in addition to whatever remedies it might have at law.

9.4 Imperva authorizes Reseller to disclose Confidential Information regarding the Products and Services to prospective End Users that are not competitors of Imperva solely for purposes of marketing the Products and Services, provided that each such prospective End User has entered into a written confidentiality agreement with Reseller or Imperva with terms and conditions no less restrictive than the terms and conditions of this Section 9. The rights granted to Reseller in this Section 9.4 do not include the right to distribute any copies of the Products to prospective End Users until such time as such Products are ordered pursuant to an Imperva End User License Agreement.

Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016

10.	Limitation of Liability

10.1 NEITHER IMPERVA (AND ITS PARTNERS AND SUPPLIERS) OR RESELLER SHALL BE LIABLE FOR ANY LOSS OF USE, LOST DATA, FAILURE OF SECURITY MECHANISMS, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING PUNITIVE DAMAGES OR LOST PROFITS), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE. THIS SECTION 10.1 SHALL NOT APPLY TO RESELLER WITH RESPECT TO ANY CLAIM ARISING UNDER THE FOLLOWING SECTIONS: 3.1 AND 3.6 (RESTRICTIONS AND OBLIGATIONS OF RESELLER) OR TO EITHER PARTY’S BREACH OF SECTION 9 (CONFIDENTIALITY).

10.2 NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IMPERVA’S (AND ITS THIRD PARTY SUPPLIERS’) ENTIRE LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AMOUNT ACTUALLY PAID BY RESELLER TO IMPERVA-AUTHORIZED RESELLERS AND DISTRIBUTORS FOR PRODUCTS AND SERVICES DURING THE PAST 12 MONTHS UNDER THIS AGREEMENT.

10.3 The limitations in this Agreement shall not apply to claims arising from fraud or to any other liability which may not be excluded by applicable law.

10.4 The parties agree that the limitations specified in this Section 10 shall survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

11.	Term. This Agreement shall commence on the Effective Date and shall continue in effect (the “Term”) until terminated in accordance with Section 12 below.

12.	Termination.

12.1 This Agreement may be terminated by either party for convenience without cause upon thirty (30) days written notice to the other party of its intention to terminate.

12.2 Without prejudice to any other rights to which it may be entitled, either party may terminate this Agreement immediately by providing written notice to the other party: (i) if the other party commits any material breach of any of the terms of this Agreement and (if such a breach is remediable) fails to remedy that breach within thirty (30) days of that party being notified of the breach, (ii) as provided in Section 13.4 (Anti-Corruption), or (iii) if Reseller (a) becomes insolvent, (b) makes an assignment for the benefit of creditors, (c) files or has filed against it a petition in bankruptcy or seeking reorganization, (d) has a receiver appointed, or (e) institutes any proceedings for the liquidation or winding up.

12.3 For the avoidance of doubt and without prejudice to the parties’ remedies generally, a breach of any of Sections 3.1, 3.6, and 9 is a material breach for the purposes of this clause 12.

12.4 Upon termination of this Agreement: (i) Reseller shall discontinue all further promotion, marketing and distribution of the Products, and shall cease all display, advertising and use of all the Trademarks and will not thereafter use, advertise or display any such Trademarks; (ii) Reseller shall promptly return all Imperva’s advertising matter and other printed materials or documentation in its possession or under its control which contain or bear any Trademarks, all copies of Products supplied by Imperva to Reseller for the purposes of evaluation or demonstration and all Confidential Information of Imperva’s (however stored), except that Reseller may destroy any copies of the Confidential Information maintained in electronic form; and (iii) all orders or portions thereof remaining unshipped as of the effective date of termination may be cancelled by Imperva, at its option, to the extent they call for delivery after the date of termination. If those orders or portions thereof are not cancelled by Imperva, they shall be governed by the terms of this Agreement. Imperva shall have no liability to Reseller for termination or cancellation of this Agreement by Imperva, including without limitation, liability for damages on account of loss of income or for expenditures, loss of goodwill or business opportunity.

Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016

12.5 Upon termination or expiration of this Agreement, the following sections shall survive: 1, 3.1, 4.1, 5 (insofar as it relates to orders accepted and not cancelled in accordance with this Agreement), 8, 9, 10, 12, 13.5 and 14.

13.	Anti-Corruption. Reseller hereby represents, warrants and covenants that:

13.1 In carrying out its responsibilities under this Agreement, Reseller agrees that it will comply with Imperva’s Policy Regarding Improper Influence of Foreign Officials (a copy of which is available at http://www.imperva.com/docs/channel/Policy Regarding Improper Influence of Foreign Officials.pdf, and Reseller will not pay or give, offer or promise to pay or give, or authorize the promise, payment or giving directly or indirectly of any monies or anything of value to any person or firm employed by or acting for or on behalf of any governmental customer, any government official or employee, any political party, any employee of any political party, or any candidate for political office (in each case, a “Covered Person”), for the purpose of inducing or rewarding any favorable action by the customer or any official or employee of any government in the Territory (or any other jurisdiction in which Reseller performs services for Imperva) in any commercial transaction or in any governmental matter contemplated by or arising out of or in any way related to the subject of this Agreement or the business of Imperva. If Reseller was engaged in any activities in anticipation of this Agreement, Reseller has not previously paid or given, offered or promised to pay or give, or authorized the promise, payment or giving directly or indirectly of any monies or anything of value to any Covered Person, for the purpose of inducing or rewarding any favorable action by the customer or any official or employee of any government in the Territory (or any other jurisdiction in which Reseller performs services for Imperva) in any commercial transaction or in any governmental matter contemplated by or arising out of or in any way related to the subject of this Agreement or the business of Imperva. For the purposes hereof, “government” means any government, including any department, division, subdivision, agency, corporation or other instrumentality of a government.

13.2 No employee of Reseller or of any parent or subsidiary company or any person or entity that controls, is controlled by or is under common control with Reseller (“affiliates”) is an official or employee of a government in the Territory (or any other jurisdiction in which Reseller performs services for Imperva) during the term of this Agreement, unless such person obtains the prior written consent of Imperva. No rights or obligations of, or services to be rendered by Reseller under this Agreement will be assigned, transferred or subcontracted to, and Reseller will not (and will not agree to) share or pay any commission to, any third party without the prior written consent of Imperva. Reseller will ensure that all of its employees, agents, representatives or subcontractors involved in Reseller’s performance of this Agreement are informed of Reseller’s obligations under and the restrictions contained in this Section 13.

13.3 In the event Imperva has reason to believe that a breach of any of the representations, warranties or covenants in this Section 13 has occurred or will occur, Imperva may withhold further delivery of the Products and Services and any other performance under this Agreement until such time as it has received confirmation to its satisfaction that no breach has or will occur.

13.4 In the event that (i) there is a breach of any of the representations, warranties or covenants in this Section 13, (ii) Imperva has reason to believe that a breach of representations, warranties or covenants in this Section 13 has occurred or will occur, which belief has not been dispelled following commercially reasonable investigation thereof, or (iii) Imperva has been informed that a governmental or quasi-governmental counter-corruption authority has reason to believe that a breach of any of the representations, warranties or covenants in this Section 13 has occurred or will occur, which belief Imperva believes in good faith that it will not be able to dispel without undue delay or expense, Imperva at its election may, notwithstanding any other provision of this Agreement, at any time cancel or terminate this Agreement by written notice of cancellation or termination to Reseller (without further delivery of the Products and Services and any other performance under this Agreement by Imperva).

Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016

13.5 Imperva will not be liable to Reseller for any claim, loss or damage whatsoever related to its decision to withhold delivery or other performance under Section 13.3. Reseller shall indemnify and hold Imperva harmless against any and all claims, losses or damages arising from or related to breach of Section 13.4 and the related termination of this Agreement.

13.6 In connection with the execution of this Agreement, as well as promptly following a request by Imperva, Reseller will execute and deliver to Imperva a certification in the form attached as Schedule 1 to this Agreement. Reseller agrees to cause its employees, agents, representatives or subcontractors to execute and deliver to Imperva such a certification promptly following a request therefor by Imperva.

13.7 In no event will Imperva be obligated under this Agreement to take any action or omit to take any action that Imperva believes, in good faith, would cause it to be in violation of any U.S. laws, including the Foreign Corrupt Practices Act, or the laws of any other jurisdiction to which Imperva is subject, including counter-corruption laws.

14.	Miscellaneous

14.1 Reseller acknowledges that the Products contain encryption technology that is subject to export restrictions by the U.S. government and import restrictions by certain foreign governments. Reseller will not, and will not permit any third-party to, remove or export from the U.S. or allow the export or re-export of any part of the Products or any direct product thereof: (i) into (or to a national or resident of) Cuba, Iran, North Korea, Sudan or Syria (to the extent the U.S. government or any agency thereof restricts export or re-export to such countries); (ii) to anyone on the U.S. Commerce Department’s Table of Denial Orders or U.S. Treasury Department’s list of Specially Designated Nationals; (iii) to any country to which such export or re-export is restricted or prohibited, or as to which the U.S. government or any agency thereof requires an export license or other governmental approval at the time of export or re-export without first obtaining such license or approval; or (iv) otherwise in violation of any export or import restrictions, laws or regulations of the U.S. or any foreign agency or authority. Reseller agrees to the foregoing and warrants that it is not located in, under the control of, or a national or resident of any such prohibited country or on any such prohibited party list. The Products are restricted from being used for the design or development of nuclear, chemical, or biological weapons or missile technology without the prior permission of the U.S. government.

14.2 This Agreement sets forth the entire agreement and understandings between the parties hereto and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, and agreements between the parties with respect to its subject matter. Neither party shall have any liability in respect of any other representations, communications, understandings, and agreements other than to the extent of any fraudulent misrepresentations.

14.3 This Agreement will bind and inure to the benefit of each party’s permitted successors and assigns. Neither this Agreement, nor any rights or obligations under this Agreement, is assignable by Reseller, without the prior written consent by Imperva. Imperva may assign this Agreement and its interest in the Products to any party without the consent of Reseller. Imperva’s licensors are intended third party beneficiaries of this Agreement.

14.4 This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by written amendment signed by the parties.

14.5 It is expressly agreed that the relationship between the parties shall be that of independent contractors. Under no circumstances shall the relationship between the parties constitute a joint venture or agency of any kind.

14.6 Reseller will maintain books, records and accounts that (i) are true and complete in all material respects, (ii) have been maintained in accordance with reasonable business practices on a consistent basis, and (iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets and properties of Reseller, including accurately reflecting all order and payment information relating to the distribution of the Products or the performance of Reseller’s obligations under this Agreement. Reseller will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions, receipts and expenditures of Reseller are being executed and made only in accordance with appropriate authorizations of management and its board of directors or similar body, (b) transactions are recorded as necessary to maintain accountability for assets, and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Reseller. Upon ten (10) days advance written notice, Imperva will have the right to audit Reseller in order to satisfy itself regarding Reseller’s compliance with the terms of this Agreement. Any such audit will be conducted during normal business hours and in a manner designed to cause the least possible impact on Reseller’s ordinary business activities. Reseller will fully cooperate in any audit conducted by or on behalf of Imperva and any reasonable investigation by Imperva, including, if requested by Imperva, causing relevant representatives of Reseller to participate in interviews (at reasonable times and places) with the investigators retained by Imperva for the purpose of conducting such investigation; provided that Imperva will reimburse any travel and lodging expenses incurred by such representatives in order to participate in such interviews (consistent with Imperva’s standard expense reimbursement policies), if such interview requires travel to a location more than fifty (50) miles from such representatives’ regular place of work.

Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016

14.7 Any notice hereunder will be in writing to the notice address set forth above and will be deemed given: (i) upon receipt if by personal delivery; (ii) upon receipt if sent by certified or registered mail (return receipt requested); or (iii) two (2) days after it is sent if by overnight delivery by a major commercial delivery service. Either party may, by like notice, specify or change an address to which notices and communications shall thereafter be sent.

14.8 In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.9 This Agreement shall be governed and interpreted in accordance with the laws of the United States and the State of California, without giving effect to principles of conflicts of law. The parties agree that the United Nations Convention on Contracts for the International Sales of Goods and the Uniform Computer Information Transactions Act are specifically excluded from application to this Agreement. Any litigation relating to the formation, interpretation or alleged breach of this Agreement must be brought exclusively in the state and federal courts having jurisdiction in Santa Clara County, California, and Reseller irrevocably consents to the jurisdiction of such courts. In any action to enforce or interpret this Agreement, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal and other related costs and expenses, including attorneys’ fees.

14.10 Neither party shall be liable to the other for any delay or failure to perform any obligation under this Agreement (except for a failure to pay fees) if the delay or failure is due to unforeseen events, which occur after the signing of this Agreement and which are beyond the reasonable control of the parties, such as strikes, blockade, war, terrorism, riots, natural disasters, refusal of license by the government or other governmental agencies, in so far as such an event prevents or delays the affected party from fulfilling its obligations and such party is not able to prevent or remove the force majeure at reasonable cost.

14.11 This Agreement may be executed in counterparts and by facsimile, each of which will constitute an original and together shall constitute one instrument.

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Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016

SCHEDULE 1

RESELLER CERTIFICATION

The undersigned has delivered this Certification to Imperva, Inc. (“Imperva”), pursuant to that certain Indirect Reseller Agreement (the “Agreement’’) by and between Imperva and [EVVO] (“Reseller”). Any term not defined in this Certification will have the meaning ascribed to such term in the Agreement.

1. The undersigned hereby represents, warrants and certifies that the undersigned (and to the undersigned’s knowledge, after reasonable inquiry, no other person providing performance in connection with the Agreement) has not paid or given, offered or promised to pay or give, or authorized the payment or giving directly or indirectly of any monies or anything of value to any Covered Person, for the purpose of inducing or rewarding any favorable action by the customer or any official or employee of any government in the Territory (or any other jurisdiction in which Reseller performs services for Imperva) in any commercial transaction or in any governmental matter contemplated by arising out of or in any way related to the subject of the Agreement or the business of Imperva, and the undersigned covenants not to in the future pay or give, offer or promise to pay or give, or authorize the payment or giving directly or indirectly of any monies or anything of value to any Covered Person, for the purpose of inducing or rewarding any favorable action by the customer or any official or employee of any government in the Territory (or any other jurisdiction in which Reseller performs services for Imperva) in any commercial transaction or in any governmental matter contemplated by arising out of or in any way related to the subject of the Agreement or the business of Imperva, all within the meaning of the U.S. Foreign Corrupt Practices Act (the “FCPA”).

2. The undersigned hereby represents, warrants and certifies that no Covered Person has any partnership, joint venture, fee sharing, or ownership interest, direct or indirect, in the partnership, corporation, entity or business arrangements represented by or affiliated with the undersigned, or in the contractual relationships established by the Agreement or transactions contemplated by the Agreement. The undersigned hereby affirms that the undersigned has disclosed to Imperva that no employee of any partnership, corporation, entity or business arrangements represented by or affiliated with the undersigned is a Covered Person. In the event that during any period of the effectiveness of any part of the Agreement there is any change to the foregoing sentences, the undersigned agrees to make immediate disclosure to Imperva’s General Counsel.

3. The undersigned represents and warrants that the undersigned has been advised of the existence of the FCPA and Imperva’s Policy Regarding Improper Influence of Foreign Officials (a copy of which is available at http://www.imperva.com/docs/channel/Policy Regarding Improper Influence of Foreign Officials.pdf, has been given an opportunity and been advised to become familiar with the terms of the FCPA and such Policy, and has not committed and will not commit, and has no information or knowledge of anyone else having committed or intending to commit any violation of the FCPA or such Policy with respect to any activities related to the Agreement, and will immediately advise Imperva’s General Counsel of the undersigned’s knowledge of any such violation.

4. The undersigned represents and warrants that it has reviewed and become familiar with Imperva’s slide presentation titled “Prevention of Improper Practices in International Transactions” (a copy of which is available at http://www.imperva.com/docs/channel/Channel Partner Training January 2016.pptx).

By:	/s/ EVVO LABS PTE LTD
Name:	JACC WONG
Title:	DEPUTY DIRECTOR
Date:	04/08/2016

Any notification called for by this Certification will be sent to Imperva by express courier to:

Imperva, Inc.

3400 Bridge Parkway, Suite 200

Redwood Shores, CA 94065

Attn: Legal Department

Imperva Confidential

Imperva Indirect Reseller Agreement (Master) March 3, 2016